UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2008
McDERMOTT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

REPUBLIC OF PANAMA	001-08430	72-0593134

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 N. Eldridge Parkway, Houston, Texas	77079

(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (281) 870-5901

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 7, 2008, J. Ray McDermott, S.A. entered into a fifth amendment (“Amendment No. 5”) amending its credit facility with a syndicate of lenders arranged by Credit Suisse Securities (USA) LLC dated as of June 6, 2006 (the “J. Ray Credit Facility”).
Amendment No. 5 increases the revolving credit facility by $300 million to $800 million. The J. Ray Credit Facility now consists of a $800 million revolving credit facility (under which all of the credit capacity may be used for the issuance of letters of credit and revolver borrowings), which matures on June 6, 2011.
The foregoing summary is qualified in its entirety by reference to the complete text of Amendment No. 5, which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation.
The information provided under Item 1.01 above is incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Fifth Amendment to Credit Agreement, dated as of April 7, 2008, entered into by and among J. Ray McDermott, S.A., certain of the guarantors executing the signature pages thereto, certain lenders listed on the signature pages thereto and Credit Suisse, Cayman Islands Branch, as administrative agent and as collateral agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

By:	/s/ Dennis S. Baldwin
Dennis S. Baldwin
Vice President and Chief Accounting Officer
April 8, 2008

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